SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2008

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure

On June 2, 2008, priceline.com Incorporated announced a limited time promotion (the “Sunshine Guarantee”) related to its vacation packages service. In connection with the Sunshine Guaranteed promotion, priceline.com entered into an arrangement with a third party that will make payments to priceline.com covering the full cost of any refunds that priceline.com makes in connection with the promotion.  As part of this arrangement, priceline.com agreed to make certain fixed payments to such third party, the aggregate dollar amount of which is not material to priceline.com’s financial condition or results of operations.  A copy of the press release announcing the promotion is attached as Exhibit 99.1 to this current Report on Form 8-K.

Item 9.01.                        Exhibits

(c) Exhibits

99.1	Press release issued by priceline.com Incorporated on June 2, 2008 relating to the limited time promotion related to its vacation package service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date:  June 2, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by priceline.com Incorporated on June 2, 2008 relating to the limited time promotion related to its vacation package service.